Exhibit 10.1

Aspen Technology, Inc.

Executive Annual Incentive Bonus Plan

FY 2016

For

“NAME”

I.                    Purpose

The purpose of Aspen Technology’s (“Company”) Executive Annual Incentive Plan (the “Plan”) is to motivate and reward performance that results in the achievement of key Company objectives.  Awards made pursuant to this Plan are intended to constitute Performance Cash Awards under the 2010 Equity Incentive Plan.

II.                Effective Date of Plan

The Plan operates on a fiscal year basis (“Plan Year”), and is effective from the first business day of the fiscal year, through the last business day of the fiscal year.

III.            Eligibility

Eligibility is afforded to those Executives whose positions are determined by Aspen Technology to have significant impact on the operating results of the Company.

Eligibility for the Plan does not guarantee payment of an award and does not guarantee continuation of employment.  If employment ends prior to the end of the performance period any payment eligibility is subject to the Executive Retention Agreement then in force. Should an Executive voluntarily resign after the completion of the performance period, he/she is eligible to receive the earned bonus in accordance with the Plan.

In FY 2016, there is potential for a mid-year payment as well as a final year-end payment. To qualify for a mid-year payout, Executives must have been employed prior to October 1, 2015.  Executives who start employment after October 1, 2015 will not receive a mid-year payment, but will receive a pro-rated bonus payment calculated based on the months worked for the fiscal year if final year end payments are made to all employees. To qualify for a year-end payout, executives must have been employed continuously since prior to April 1, 2016. Payment will be calculated on the number of months worked for the entire fiscal year if final year end payments are made to all employees. If the Executive works for 15 or more days of the month, he/she will receive credit for time worked for that month for any bonus payout. If he/she works for less than 15 days of the month, they will not receive credit for time worked for that month.

1

IV.           Target Award

The Plan is based on the “Target Award” concept, which bases the award on the Company’s overall performance.  In order to achieve the Target Award amount, the Company must achieve 100% of its pre-established objectives by the end of the Plan Year. The actual award paid to the participant, if any, for a given Plan Year will be based on the Company’s overall performance, as adjusted for the overall level of bonus pool funding.

The Target Award for each position is the incentive award as defined when 100% of all Plan objectives are met and the Company attains the necessary level of performance to fund the bonus pool at 100%.

V.               Components of Award

“Company Metric Performance” for Plan purposes is based on the accomplishment of one or more predetermined annual Company financial objectives, selected each year based on their critical importance to the Company’s success.  Company Metric Performance for FY 2016 will be measured based on the achievement of the FY 2016 Growth in License Annual Spend “GLAS”, and Corporate Operating Income.

The following summarizes the weighting for the various incentive components for FY 2016.

FY 2016 Plan Components	Overall Bonus Weighting	On Target Metric
Growth in License Annual Spend	50%	Determined by the Board
Corporate Operating Income	50%	Determined by the Board

Company Metric Performance (Growth in License Spend & Corporate Operating Income)

The achievement level will then correspond to a bonus plan funding/weighting percentage by individual metric according to the following table:

Company Metric Performance	Funding Level of Metric Based on Performance
< 70% of Target	0%
70% of Target	50%
80% of Target	70%
90% of Target	90%
100% of Target	100%

The funding is based on a minimum achievement of 70% of the target metric.  At 70% achievement, the plan funds at 50% of target and increases at a 2:1 ratio until 89% achievement.  Achievement between 90% and 100% funds at a 1:1 ratio.  Each metric is measured and funded independently. This Plan is capped at 100% funding.

VI.           Plan Funding Allocation and Achievement

For FY 2016, Plan funding is based on the attainment of Board-approved specified levels of Growth in License Annual Spend and Corporate Operating Income.  In FY16 there is a potential for a mid-year payment. The mid-year payment is based on mid-year performance against mid-year targets and will not exceed 25% of the annual bonus target.

2

The year-end payment is based on total annual performance against the annual performance targets less any payment received at mid-year.

Should the mid-year bonus earned be less than the target of 25% of bonus potential, the unrealized difference (up to the 25% mid-year potential) can be made up at year-end based on annual achievement against annual goals.

VII.  Bonus Calculation

A.           Bonus calculation takes into account three components:

•                  Growth in License Annual Spend and corresponding funding percentage (Section V);

•                  Corporate Operating Income  and corresponding funding percentage (Section V); and

•                  Target Bonus ($) level (as defined in Appendix A).

B.           The bonus will be measured on first half performance at mid-year and on annual performance at year end.

First Half (H1) Calculation (Maximum payout of 25% of annual bonus target)

Growth in License Annual Spend
Annual Bonus Target		X	Metric Weighting 50%	X	Maximum Payout 25%	X	Mid-Year Funding Level Based on Performance (%)	=	H1 Growth in License Annual Spend Bonus Payout
Corporate Operating Income
Annual Bonus Target		X	Metric Weighting 50%	X	Maximum Payout 25%	X	Mid-Year Funding Level Based on Performance (%)	=	H1 Corporate Operating Income Bonus Payout
Total H1 Bonus
H1 Growth in License Annual Spend Bonus Payout			+		H1 Corporate Operating Income Bonus Payout		=	Total H1 Bonus Payout
End of Year (YE) Calculation
Growth in License Annual Spend
Annual Bonus Target	X	Metric Weighting 50%	X	Full Year Funding Level Based on Performance (%)		-	H1 Earned	=	YE Growth in License Annual Spend Earned Bonus
Corporate Operating Income
Annual Bonus Target	X	Metric Weighting 50%	X	Full Year Funding Level Based on Performance (%)		-	H1 Earned	=	YE Corporate Operating Income Earned Bonus
YE Bonus Funding
Growth in License Annual Spend Earned		+	YE Corporate Operating Income Earned			= Total YE Bonus Payout

3

Illustration The following illustrations demonstrate sample calculations for determining potential bonus payments using an annual bonus potential of $100,000. H1 Bonus Calculation
Category	Metric Weighting	Annual Bonus Target	Maximum Payout %	H1 Target Award	Mid-Year Company Metric Performance	Mid-Year Funding Level Based on Performance (%)	H1 Bonus Payout
Growth in License Annual Spend	50%	$50,000	25%	$ 12,500	90%	90%	$11,250
Corporate Operating Income	50%	$50,000	25%	$ 12,500	70%	50%	$ 6,250
H1 Total							$17,500
End of Year Calculation
Category	Metric Weighting	Annual Bonus Target	Full Year Company Metric Performance	Full Year Funding Level Based on Performance (%)	Full Year Bonus Achievement	Minus H1 Payout	YE Bonus Payout
Growth in License Annual Spend	50%	$50,000	80%	70%	$35,000	$11,250	$23,750
Corporate Operating Income	50%	$50,000	100%	100%	$50,000	$6,250	$43,750
	H2 Total						$67,500
	H1 Total						$17,500
	Full Year Total						$85,000
	% of Annual Bonus Target						85.00%

Note: All Actual Plan awards will be adjusted up/down based on Company bonus pool funding levels.

VIII. Discretionary Variation

In addition to awards based on the performance metrics established herein and notwithstanding any limitations (including caps) set forth elsewhere herein, the Compensation Committee of the Board of Directors may make discretionary awards to eligible employees in such amounts as the Committee determines are appropriate and in the best interests of the Company.

In addition, the CEO (in the case of his direct reports) and the Compensation Committee (in the case of the CEO) may reduce any award otherwise payable hereunder by up to 10 percent in his or its discretion to any of said direct reports or to the CEO, as the case may be.

				4

IX.           Administration

Administration of this Plan will be the responsibility of the CEO and the Compensation Committee of the Board of Directors. Any interpretation of the terms, conditions, goals, or payments from this Plan required because of a dispute will be made by the CEO and the Compensation Committee in the case of a dispute relating to employees other than the CEO, and by the Compensation Committee in the case of a dispute relating to the CEO.

If any term or condition of this Plan is found to contravene applicable law, that term or condition will be interpreted such that it comports with applicable law to the extent possible.

Eligibility and participation in this Plan in no way implies or reflects any guarantee or contract of employment, except as may be provided by applicable law.  The Company reserves the right to amend, modify, or terminate this Plan and the procedures set forth herein at any time.  Any change to the terms of the Plan will be communicated to participants in advance of the effective date of such change, and will be subject to acceptance by the affected participant.

5

Appendix A

Employee’s Name:	Manager’s Name: Antonio Pietri	Organization:	Date Prepared:
FY16 Compensation	Base Salary: $	Bonus Target: $	OTE: $

Employee
Signature :		Date:

CEO
Signature :		Date:

6